Exhibit 10.5

SPONSOR FORFEITURE AGREEMENT

This Sponsor Forfeiture Agreement (this “Agreement”) is entered into as of January 5, 2023, by and among FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”), FG Merger Corp., a Delaware corporation (“SPAC”) and iCoreConnect Inc., a Nevada corporation (the “Company”). SPAC, the Company and the Sponsor are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, SPAC, the Company and FG Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of SPAC, are parties to that certain Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 (the “Merger Agreement”).

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, it is contemplated that pursuant to the terms and conditions of this Agreement, the Sponsor shall agree to forfeit certain dividends declared and paid by SPAC on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Sponsor Forfeiture.

(a)           If at the Closing, the SPAC Closing Cash is less than $20,000,000, the Sponsor hereby agrees, upon and subject to the Closing, to forfeit all dividends accrued on the shares of Preferred Stock of SPAC owned by the Sponsor, at the time of payment, whether such dividend shall be paid in cash or by the issuance of additional shares of Preferred Stock of SPAC (the “Forfeited Dividends”). For the avoidance of doubt, if SPAC Closing Cash is equal to or more than $20,000,000, there shall be no Forfeited Dividends.

For the purposes of this Agreement, “SPAC Closing Cash” means the sum of (i) the amount of cash available in the Trust Account as of immediately prior to the Effective Time (after the payment of the amount required to satisfy any Redemption Rights), (ii) the proceeds of any Parent Common Stock or Preferred Stock investments (including any private investments in public equity) received by SPAC substantially concurrently with the Closing at a price per shares of Parent Common Stock of not less than $10.00 per share, and (iii) as of immediately prior to the Closing, the amount of cash and cash equivalents held by SPAC without restriction outside of the Trust Account.

(b)           If at the Closing, the SPAC Closing Cash is less than $20,000,000, Sponsor hereby agrees not to pledge, assign, sell, or otherwise transfer or dispose of, any shares of Preferred Stock of SPAC owned by Sponsor. For the avoidance of doubt, the foregoing restriction shall not restrict the Sponsor’s ability to voluntarily convert the Preferred Stock into Parent Common Stock or for the Preferred Stock to be mandatorily converted into Parent Common Stock, in each case as set forth in the Company Charter. Further, in the event that Sponsor converts any or all of the Preferred Stock owned by Sponsor, the restrictions set forth herein shall not apply to any shares of Parent Common Stock into which such Preferred Stock shall be converted.

(c)           In satisfaction of its forfeiture obligations hereunder, (i) upon the payment of a cash dividend, Sponsor shall promptly return all amounts paid to it as a dividend to the SPAC and (ii) upon the payment of a dividend in the form of additional shares of Preferred Stock, Sponsor shall surrender such additional shares of Preferred Stock to SPAC for cancellation in exchange for no consideration, and SPAC shall immediately retire and cancel all of the forfeited shares of Preferred Stock and shall direct SPAC’s transfer agent to take any and all such actions incident thereto. Notwithstanding anything to the contrary herein, no other equity security of SPAC owned by the Sponsor shall be subject to any of the restrictions set forth in this Section 1.

2.             No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Sponsor, SPAC, the Company and their respective legal representatives, successors and assigns.

3.             Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Sponsor or SPAC (pre-closing):

FG Merger Corp.

105 S. Maple Street

Itasca, Illinois 60143

Attention: Wesley Schrader

Email: wes@waveriderpartners.com

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell Nussbaum

Email: mnussbaum@loeb.com

if to the Company or SPAC (post-closing):

iCoreConnect Inc.

529 E Crown Point Road, Suite 250

Ocoee, FL 34761

Attention: Archit Shah

Email: ashah@icoreconnect.com

with a copy to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Attention: Ralph V. De Martino

Email: ralph.demartino@afslaw.com

4.             The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

5.             This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.             This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.             This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each of the Parties hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

FG MERGER INVESTORS LLC

By:	/s/ Larry G. Swets, Jr
Name: Larry G. Swets, Jr.
Title: Manager

By:	/s/ D. Kyle Cerminara
Name: D. Kyle Cerminara
Title: Manager

By:	/s/ Hassan R. Baqar
Name: Hassan R. Baqar
Title: Manager

FG Merger Corp.

By:	/s/ M. Wesley Schrader
Name: M . Wesley Schrader
Title: Chief Executive Officer

iCoreConnect Inc.

By:	/s/ Robert McDermott
Name: Robert McDermott
Title: President and CEO